                         STOCKHOLDER PURCHASE AGREEMENT


         This STOCKHOLDER PURCHASE AGREEMENT (this "Agreement") is made and entered into on June 1, 1996, by and among Clear Channel Radio, Inc., a Nevada corporation ("Purchaser"), and the stockholders listed on Exhibit A attached hereto (each a "Stockholder", and collectively the "Stockholders") with reference to the following facts:

         A. Each Stockholder owns (1) the number of shares of Class A Common Stock, $.001 par value per share, and Class B Common Stock, $.001 par value per share, of the Company (collectively, the "Common Stock") set forth opposite such Stockholder's name on Exhibit A attached hereto, in the aggregate totaling 3,516,529 shares of the Common Stock and (2) the number of shares of the Series A Preferred Stock set forth opposite such Stockholder's name on Exhibit A hereto (the Series A Preferred Stock and the Common Stock are collectively referred to as the "Stocks"); and

         B. The Purchaser desires to purchase and the Stockholders desire to sell the Stocks on the terms and conditions set forth herein; and

         C. In connection with this transaction, Purchaser and Heftel Broadcasting Corporation, a Delaware corporation (the "Company"), are simultaneously entering into a Tender Offer Agreement of even date herewith (the "Tender Offer Agreement") providing for the making of a cash tender offer (the "Offer") by the Purchaser for all of the outstanding shares of Common Stock.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

         1. Definitions. Except as otherwise defined in this Agreement, all terms, the first letters of which are capitalized, shall have the meanings assigned to them in the Tender Offer Agreement.

         2. Purchase of Stock. Subject to the terms and conditions set forth herein, each Stockholder hereby agrees to sell and the Purchaser hereby agrees to purchase, all the shares of Common Stock owned by each Stockholder (the "Shares") on the terms set forth in the Tender Offer Agreement and the Series A Preferred Stock for $1.00 per share plus accrued but unpaid dividends thereon. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California 90067 on the first business day after satisfaction or waiver of the conditions set forth in Sections 11 and 12 or at such other place, time and date as the parties may mutually agree. The date and time of such Closing are herein referred to as the "Closing Date."

         3. Stock Options and Warrants. Each Stockholder hereby consents to the treatment prescribed by the Tender Offer Agreement with respect to each option or warrant to purchase shares of Common Stock held by such Stockholder.

         4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Purchaser as follows:

            (a) Authority. This Agreement has been duly executed and delivered by such Stockholder and constitutes such Stockholder's valid and binding obligation enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' right generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to him or to his property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to him in connection with the execution and delivery of this Agreement or the consummation by him of the transactions contemplated hereby.

            (b) The Shares. Such Stockholder has, and the sale by such Stockholder of the Shares hereunder will pass to the Purchaser, upon acceptance for payment and payment therefore, good title to the Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. Such Stockholder does not own any share of Common Stock other than the Shares.

         5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Stockholders as follows:

            (a) Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

            (b) Securities Act. Any Shares purchased by the Purchaser pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof and the Purchaser will not offer to sell or otherwise dispose of any Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended.

         6. Covenants of the Stockholders. (a) Each Stockholder agrees in his capacity as a Stockholder, until the termination of this Agreement, not to

               (i) sell, transfer, pledge, assign or otherwise dispose of, or tender or agree to tender into any tender offer with respect to, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of such Stockholder's Shares to any person other than the Purchaser or the Purchaser's designee;

               (ii) acquire any additional shares of Common Stock without the prior consent of the Purchaser;

               (iii) deposit any Shares into a voting trust or grant a proxy or enter into a voting agreement with respect to any Shares;

               (iv) hold discussions with any person other than the Purchaser and it's affiliates with respect to any offer or potential offer for the Shares other than the Offer; or

               (v) solicit, encourage or take any other action to facilitate (including by way of furnishing information) any inquires or proposals for any merger or consolidation involving the Company, the acquisition of any shares of Common Stock or the acquisition of all or substantially all the assets of the Company by any person other than the Purchaser or its sole stockholder.

               (b) Each Stockholder agrees to notify the Purchaser promptly and to provide all details requested by the Purchaser if such Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any matter described in Section 6(a)(iv) or 6(a)(v).

               (c) Each Stockholder agrees that, unless this Agreement has been terminated or the Purchaser has purchased all the Shares, at any annual or special meeting of the shareholders of the Company and in any action by written consent of the shareholders of the Company, such Stockholder will vote such Stockholder's Shares against any action or agreement which would result in a breach of any representation, warranty or covenant of the Company in the Tender Offer Agreement or which would otherwise, in the sole judgment of the Purchaser, impede, interfere with or attempt to discourage the Offer.

         7. No Brokers. Except for such fees as may be payable as set forth in the Tender Offer Agreement, each of the Stockholders, and the Purchaser represents, as to himself, herself or itself and his, her or its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fees or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have occurred or been made by such party or its affiliates.

         8. Survival of Representations. All representations, warranties and agreements made by the parties to this Agreement shall survive the closings hereunder notwithstanding any investigation at any time made by or on behalf of any party hereto.

         9. Legend. Promptly after the request of Purchaser each Stockholder shall cause all certificates representing Shares to bear in a conspicuous place the following legend:

         "The shares represented by this certificate may not be sold, exchanged or otherwise transferred or disposed of except, in compliance with the terms and conditions of the Stockholders' Purchase Agreement, dated as of June 1, 1996, among Clear Channel Radio, Inc, and, inter alia, the registered holder of this certificate.

         10. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that the Purchaser may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to it's sole stockholder or to any direct or indirect wholly-owned subsidiary of such stockholder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         11. Conditions to Obligations of Certain Stockholders. The obligations of Cecil Heftel ("Heftel") and Carl Parmer ("Parmer") to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

               (a) the amounts set forth in Paragraph 1 of each of the Agreements Not to Compete entered into between the Company and Heftel and Parmer of even date herewith shall have been paid.

               (b) the amounts set forth in Paragraph 1 of each of the Settlement Agreements between the Company and Heftel and Parmer of even date herewith shall have been paid.

         12. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

               (a) The applicable waiting period under the HSR Act shall have expired or terminated.

               (b) The FCC Consent shall have become a Final Order; provided, however, if the primary lenders for Purchaser do not require that the FCC Consent becomes a Final Order in order to consummate the Closing, then Purchaser's condition shall be that the FCC shall have granted the FCC Consent and shall have given public notice of the grant of the FCC Consent. Notwithstanding the foregoing, in the event at the Closing the application for renewal of the license for WAMR-FM, Miami,

Florida remains pending or has not become a Final Order, the parties agree the Closing shall occur.

               (c) No temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission shall be in effect which restrains or prohibits the transactions contemplated hereby.

               (d) All representations and warranties of the Stockholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. The Stockholders shall have performed in all material respects ass agreements and covenants required by this Agreement to be performed by them prior to or at the Closing Date.

         13. Termination. This agreement may be terminated, by written notice promptly given to the other parties hereto, at any time prior to the Closing
Date:

               (a)   by mutual written consent of all of the parties hereto;

               (b) by any Stockholder as to his individual obligations if the Company is able to terminate the Tender Offer Agreement pursuant to any of subparagraphs 8.1(b), (c), (d), (f), or (g) of the Tender Offer Agreement; and

               (c) by the Purchaser if the Purchaser has terminated the Tender Offer Agreement pursuant to any of subparagraphs 8.1(b), (c), (d), (e), or (g) of the Tender Offer Agreement.

         14. Indemnification. Purchaser shall indemnify, defend and hold harmless each Stockholder (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of Purchaser (which approval shall not be unreasonably withheld), arising out of or related to any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of this Agreement or the Tender Offer Agreement or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, no indemnity shall be available to the extent a court of competent jurisdiction finally determines that the claim for indemnity is caused by the Indemnified Party knowingly and intentionally misrepresenting that it may enter into this Agreement. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party, (i) any counsel retained by the Indemnified Parties shall be reasonably satisfactory to Purchaser; (ii) Purchaser shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) Purchaser will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that Purchaser shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Purchaser (but the failure to so notify Purchaser shall not relieve it from any liability which it may have under this Section except to the extent such failure materially prejudices Purchaser). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any issue between the positions of any two or more Indemnified Parties.

         15.   General Provisions.

               (a) Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

               (b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

               (c) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

               (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed


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
given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (i)   if to the Purchaser, to
                           200 Concord Plaza, Suite 600
                           San Antonio, Texas 78216
                           Attention:  Randal Mays

                     (ii) if to a Stockholder, to the address set forth below such Stockholder's name on Exhibit A.

               (e) Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

               (f) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

               (g) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes


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
all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

               (i) Partial Invalidity. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. In any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, the Purchaser and the Stockholders have executed this Agreement as of the date first written above.


Clear Channel Radio, Inc.



By:___________________________
   Name:______________________
   Title:_____________________


________________________
Catharine Rolph


___________________________________
Margaret A.H. Wilson, individually
 and as custodian for each of Nalani
 Wilson, Ryan Wilson and Deven
 Wilson, under the Hawaii Uniform
 Transfers to Minors Act



___________________________________
Susan Heftel-Liquido, as trustee
  of the Susan Heftel-Liquido Trust
  u/t/d 2/1/93 and as custodian for each of Francisco Liquido, Tiara Liquido, Carlo Liquido and Fernando
  Liquido under Hawaii Uniform Transfers to Minors Act


___________________________________
Christopher Lee Heftel, individually
  and as custodian for each of Logan Heftel, Brannon Heftel and Hayden Heftel under the Tennessee
  Uniform Transfers to Minors Act


___________________________________
Terry Heftel, individually and
  as custodian for each of Jonathan Heftel, Jeffrey Welch and Jeremy Heftel under the Utah
  Uniform Transfers to Minors Act

___________________________________
Richard Heftel, as trustee of the Richard Heftel
 Living Trust dated January 9, 1996,
  and as custodian for each of Kawika Heftel, Christian Heftel and Brittany Heftel, under the California Uniform Transfers to
  Minors Act



________________________
Cecil Heftel



________________________
Michelle Lopez Hendrick



________________________
Michael Donohoe


________________________
James Donohoe


___________________________________
Lani Donohoe, as custodian for Josh
  Donohoe, under the California Uniform
  Transfers to Minors Act



___________________________________
Carl Parmer

                                   EXHIBIT "A"


Name                                                          Number of Shares of Class B
- ----                                                          ---------------------------

Catharine Rolph                                                          232,146

Margaret A.H. Wilson                                                     445,649

Susan Heftel-Liquido, as trustee
  of the Susan Heftel-Liquido Trust
  u/t/d 2/1/93                                                           503,727

Christopher Lee Heftel                                                   321,872

Terry Heftel                                                              96,810

Richard Heftel, as trustee
  of the Richard Heftel Living Trust
  dated January 9, 1996                                                  559,118

Cecil Heftel                                                             696,181

Michele Lopez                                                              4,400

Michael Donohoe                                                            4,400

James Donohoe                                                              4,400

Lani Donohoe, as custodian for Josh
  Donohoe, under the California Uniform
  Transfers to Minors Act                                                  4,400

Margaret Wilson, as custodian for Nalani
  Wilson, under the Hawaii Uniform
  Transfers to Minors Act                                                  4,400

Margaret Wilson, as custodian for Ryan
  Wilson, under the Hawaii Uniform
  Transfers to Minors Act                                                  4,400

Margaret Wilson, as custodian for Deven
  Wilson, under the Hawaii Uniform
  Transfers to Minors Act                                                  4,400

Susan Heftel-Liquido, as custodian for
  Francisco Liquido, under Hawaii Uniform
  Transfers to Minors Act                                                  4,400

Susan Heftel-Liquido, as custodian for
  Tiara Liquido, under the Hawaii Uniform
  Transfers to Minors Act                                                  4,400

Name                                                          Number of Shares of Class B
- ----                                                          ---------------------------


Susan Heftel-Liquido, as custodian for
  Carlo Liquido, under the Hawaii
  Uniform Transfers to Minors Act                                          4,400

Susan Heftel-Liquido, as custodian for
  Fernando Liquido, under the Hawaii
  Uniform Transfers to Minors Act                                          4,400

Christopher Lee Heftel, as custodian for
  Logan Heftel, under the Tennessee
  Uniform Transfers to Minors Act                                          4,400

Christopher Lee Heftel, as custodian for
  Brannon Heftel, under the Tennessee
  Uniform Transfers to Minors Act                                          4,400

Christopher Lee Heftel, as custodian for
  Hayden Heftel, under the Tennessee
  Uniform Transfers to Minors Act                                          4,400

Terry Heftel, as custodian for
  Jonathan Heftel, under the Utah
  Uniform Transfers to Minors Act                                          4,400

Terry Heftel, as custodian for
  Jeffrey Welch, under the Utah
  Uniform Transfers to Minors Act                                          4,400

Terry Heftel, as custodian for
  Jeremy Heftel, under the Utah
  Uniform Transfers to Minors Act                                          4,400

Richard Heftel, as custodian for
  Kawika Heftel, under the California
  Uniform Transfers to Minors Act                                          4,400

Richard Heftel, as custodian for
  Christian Heftel, under the California
  Uniform Transfers to Minors Act                                          4,400

Richard Heftel, as custodian for
  Brittany Heftel, under the California
  Uniform Transfers to Minors Act                                          4,400

 Carl Parmer owns 413,026 shares of Class B Common Stock and 160,000 shares of
                            Class A Common Stock.

       Catharine Rolph owns 335,635 shares of Series A Preferred Stock.